Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of KAR Holdings, Inc. of our report dated March 15, 2006 relating to the financial statements of ADESA, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana
July 31, 2008